Exhibit 2.2

TRIARC COMPANIES, INC.

1155 Perimeter Center West

Atlanta, Georgia 30338

August 14, 2008

Wendy’s International, Inc.

4288 West Dublin-Granville Road

Dublin, Ohio 43017-0256

Attention: Kerrii B. Anderson
             Chief Executive Officer

Dear Ms. Anderson:

Reference is made to the Agreement and Plan of Merger, dated as of April 23, 2008 (the “Merger Agreement”), by and among Triarc Companies, Inc., a Delaware corporation (“Triarc”), Green Merger Sub, Inc., an Ohio corporation and a direct wholly-owned subsidiary of Triarc (“Merger Sub”) and Wendy’s International, Inc., an Ohio corporation (“Wendy’s”). Capitalized terms used and not defined in this letter agreement shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the terms of Section 8.11 of the Merger Agreement, Triarc, Merger Sub and Wendy’s hereby amend the Merger Agreement to replace the form of Triarc Charter Amendment attached as Exhibit E to the Merger Agreement with the form attached as Exhibit A hereto. The parties agree that Exhibit A hereto shall constitute the Triarc Charter Amendment for all purposes under the Merger Agreement.

The provisions of Sections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 and 8.11 of the Merger Agreement are hereby incorporated by reference in this letter agreement. Except as expressly amended hereby, the provisions of the Merger Agreement are and shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

Wendy’s International, Inc.

August 14, 2008

If this letter agreement accurately sets forth our understanding, kindly execute the enclosed copy of this letter agreement and return it to the undersigned.

Very truly yours,

TRIARC COMPANIES, INC.

By   /s/ NILS H. OKESON

Name: Nils H. Okeson
Title: SVP & General Counsel

GREEN MERGER SUB, INC.

By   /s/ NILS H. OKESON

Name: Nils H. Okeson
Title: SVP & General Counsel

Accepted and agreed to as of

the date first written above:

WENDY’S INTERNATIONAL, INC.

By   /s/ L.M. MCCORKLE, JR.

Name: L.M. McCorkle, Jr.
Title: Executive Vice President, General Counsel & Secretary